As filed with the Securities and Exchange Commission on June 10, 2004

Registration Statement No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERINI CORPORATION
(Exact name of Registrant as Specified in Its Charter)

       Massachusetts                                                                                                                                               04-1717070
(State of Incorporation)                                                                                                              (I.R.S. Employer Identification Number)

73 Mt. Wayte Avenue
Framingham, Massachusetts 01701
(508) 628-2000
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

PERINI CORPORATION 2004 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

Robert Band
President and Chief Operating Officer
Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701
(508) 628-2000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

With copy to:
Richard A. Soden, Esq.
Robert P. Whalen, Jr., Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

                                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================================
                                                                                                      Proposed Maximum
                                                        Amount to be        Proposed Maximum        Aggregate Offering        Amount of
Title of Each Class of Securities to be Registered      Regisered (1)   Offering Price Per Share(2)       Price           Registration Fee
-----------------------------------------------      ----------------   -------------------------- --------------------- -------------------
-----------------------------------------------      ----------------   -------------------------- --------------------- -------------------
Common Stock, par value $1.00 per share (3)          1,000,000 shares         $11.14                $11,140,000.00        $1,411.44

=====================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $1.00 per share, of Perini Corporation (the "Common Stock") as may be required pursuant to the Perini Corporation 2004 Stock Option and Incentive Plan (the "Plan") in the event of a stock dividend, stock split, reverse stock split, reorganization, recapitalization, reclassification, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales price for a share of Common Stock, as reported on the New York Stock Exchange as of June 9, 2004, a date within five business days prior to filing this Registration Statement.

(3) This Registration Statement also relates to rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Amended and Restated Shareholder Rights Agreement dated January 17, 1997, as amended. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*      The information required by Part I to be contained in the Section 10(a) prospectus is not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this registration statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Perini Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the following documents which have previously been filed with the Commission:

  the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

  the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 24, 2004, and all amendments and reports updating the descriptions; and

  the description of the rights to purchase shares of the Company’s Series A Junior Participating Cumulative Preferred Stock contained in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 24, 2004, and all amendments and reports updating the description.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment thereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Restated Articles of Organization, as amended, of the Company provide for the elimination of liability of directors to the Company or its stockholders for monetary damages for negligent acts or omissions to the extent permitted by Section 13 of the Business Corporation Law of the Commonwealth of Massachusetts.

     Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts gives corporations the power to indemnify directors, officers, employees and other agents and persons under certain circumstances.

     The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”) provide for indemnification of officers, directors and certain other corporate representatives for all expenses incurred by them in defense of any proceeding or lawsuit in which they are successful on the merits. In such a situation, the right to receive indemnification is mandatory and does not require an affirmative determination by the Board of Directors.

     The Bylaws also authorize indemnification of officers, directors and certain other corporate representatives for expenses and liabilities in cases other than those in which they are successful on the merits, subject to specified conditions. No indemnification shall be provided with respect to any matter as to which an officer, director or corporate representative shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interest of the Company, or, with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful. No indemnification shall be provided for any director or officer or corporate representative with respect to a proceeding by or in the right of the Company in which he or she is adjudicated to be liable to the Company.

     The Bylaws provide that if a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer or corporate representative, no indemnification shall be provided to him or her with respect to (i) a proceeding by or in the right of the Company unless the Board of Directors determines in its discretion that indemnification is appropriate under the circumstances, and (ii) any other type of proceeding if it is determined by the Board of Directors that said director or officer or corporate representative is ineligible to be indemnified under the Bylaws of the Company.

     The Bylaws provide that any indemnification other than mandatory indemnification shall be authorized in each case as determined by the Board of Directors, which may act on the indemnification request notwithstanding that one or more of its members are parties to the proceeding or otherwise have an interest in such indemnification. The Bylaws also authorize the Company to purchase and maintain insurance on behalf of officers and directors against liabilities incurred by them in their capacities as such, whether or not the Company would have been able to indemnify them for such liabilities. The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

     The Company has entered into indemnification agreements with its directors and officers. The agreements provide that each director and officer will be indemnified for expenses and liabilities incurred in any threatened, pending or completed claim, action, suit or proceeding brought against such person as a result of his or her status as a director or officer of the Company.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit

4.1      Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 4 to Form
         S-2 (File No. 33-28401)).
4.2      Articles of Amendment to the Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338)).
4.3      Articles of Amendment to the Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).
4.4      Amended and Restated Bylaws of Perini Corporation (incorporated by reference to Exhibit 3.2 of Form 8-K
         (File No. 001-06314)).
4.5      Amendment No. 1 to the Amended and Restated Bylaws of Perini Corporation (incorporated by reference to
         Exhibit 3.2 to Form 8-K filed on April 12, 2000).
4.6      Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-2 (File No. 33-14434)).
4.7      Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to Form S-1 (File No. 333-111338)).
4.8      Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.8 of Form 8-K (File No. 001-06314)).
4.9      Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit
         4(b) to the Registration Statement on Form S-2 (File No. 33-14434)).
4.10     Form of Indenture with respect to the 8 1/2% Convertible Subordinated Debentures Due June 15, 2012,
         including form of Debenture (incorporated by reference to Exhibit 4(c) to the Registration Statement on
         Form S-2 (File No. 33-14434)).
4.11     Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, as amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and
         Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the
         Registration Statement on Form 8-A/A (File No. 001-06314)).
4.12     Amendment dated March 29, 2000 to the Shareholder Rights Agreement (incorporated by reference to Exhibit
         4.3 to Form 8-K filed on April 12, 2000).
4.13     Exchange Agreement by and between Perini Corporation and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P, dated as of February 7, 2000 (incorporated by reference to Exhibit
         10.1 to Form 8-K filed on April 12, 2000).
4.14     Exchange Agreement by and between Perini Corporation and PB Capital Partners, L.P., dated as of February
         14, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 12, 2000).
4.15     Exchange Agreement by and between Perini Corporation and The Common Fund for Non-Profit Organizations,
         dated as of February 14, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 12,
         2000).
4.16     Registration Rights Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N.
         Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital
         Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union
         Labor Life Insurance Company, acting on behalf of its Separate Account P, dated as of March 29, 2000
         (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 12, 2000).
4.17     Shareholders' Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N. Tutor, O&G
         Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital Partners,
         L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life
         Insurance Company, acting on behalf of its Separate Account P, dated as of March 29, 2000 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 12, 2000).

4.18     Form of Warrant to purchase an aggregate of 420,000 shares of common stock of Perini Corporation, dated
         January 17, 1997 issued to former lenders of Perini Corporation (incorporated by reference to Exhibit
         4.13 to Form S-1 (File No. 333-111338)).
4.19     Letter Agreement by and among Perini Corporation, Blum Capital Partners, L.P., PB Capital Partners, L.P.
         and The Common Fund for Non-Profit Organizations, dated as of December 1, 2003 (incorporated by reference to Exhibit 4.14 to Form S-1 (File No. 333-111338)).
4.20     Warrantholders Rights Agreement by and among Perini Corporation and the former lenders of Perini
         Corporation, dated January 17, 1997 (incorporated by reference to Exhibit 4.15 to Form S-1 (File No.
         333-111338)).
4.21     Securityholders Agreement by and among Perini Corporation, PB Capital Partners, L.P., The Union Labor
         Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations, for the Account
         of its Equity Fund and the Initial Warrantholders (as defined therein), dated as of January 17, 1997
         (incorporated by reference to Exhibit 4.16 to Form S-1 (File No. 333-111338)).
5.1      Opinion of Goodwin Procter LLP.*
23.1     Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).
23.2     Consent of Deloitte & Touche LLP.*
24.1     Powers of Attorney (included in the signature page of this Registration Statement).
99.1     Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Exhibit D to the
         Company's Proxy Statement, filed with the Commission on April 21, 2004 pursuant to Section 14(a) of the
         Exchange Act).
______________________
* Filed herewith.

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
                  Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
                  change in the maximum aggregate offering price set forth in "Calculation of Registration Fee"
                  table in the effective registration statement; and

                           (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2)      That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The Company hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to the directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, The Commonwealth of Massachusetts, on June 10, 2004.

                                                                           PERINI CORPORATION

                                                                            By:/s/Robert Band
                                                                                Robert Band
                                                                                President and Chief Operating Officer

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Robert Band and Michael E. Ciskey as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                      Date

  /s/Ronald N. Tutor          Chairman, Chief Executive Officer and Director (Principal         June 10, 2004
  Ronald N. Tutor              Executive Officer)
  /s/Robert Band               President, Chief Operating Officer and Director                   June 10, 2004
  Robert Band
  /s/Michael E. Ciskey         Vice President and Chief Financial Officer  (Principal  Financial June 10, 2004
  Michael E. Ciskey            Officer and Principal Accounting Officer)
  /s/Peter  Arkley             Director                                                          June 10, 2004
  Peter Arkley
  /s/Frederick Doppelt         Director                                                          June 10, 2004
  Frederick Doppelt

  /s/Robert A. Kennedy         Director                                                          June 10, 2004
  Robert A. Kennedy
  /s/Michael R. Klein          Director                                                          June 10, 2004
  Michael R. Klein
  /s/Raymond R. Oneglia        Director                                                          June 10, 2004
  Raymond R. Oneglia
  /s/Martin Shubik             Director                                                          June 10, 2004
  Martin Shubik

EXHIBIT INDEX

  Exhibit
    No.               Description

   4.1               Restated Articles of Organization of Perini Corporation (incorporated by reference to
                     Exhibit 4 to Form S-2 (File No. 33-28401)).

   4.2               Articles of Amendment to the Restated Articles of Organization of Perini Corporation
                     (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338)).

   4.3               Articles of Amendment to the Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).

   4.4               Amended and Restated Bylaws of Perini Corporation (incorporated by reference to Exhibit 3.2 of Form 8-K (File No. 001-06314)).

   4.5               Amendment No. 1 to the Amended and Restated Bylaws of Perini Corporation (incorporated by reference to Exhibit 3.2 to Form 8-K filed on April 12, 2000).

   4.6               Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock
                     (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-2 (File
                     No. 33-14434)).

   4.7               Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series A Junior Participating Cumulative Preferred
                     Stock (incorporated by reference to Exhibit 4.2 to Form S-1 (File No. 333-111338)).

   4.8               Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series B Cumulative Convertible Preferred Stock
                     (incorporated by reference to Exhibit 4.8 of Form 8-K (File No. 001-06314)).

   4.9               Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-2 (File No. 33-14434)).

   4.13              Form of Indenture with respect to the 8 1/2% Convertible Subordinated Debentures Due June 15, 2012,
                     including form of Debenture (incorporated by reference to Exhibit 4(c) to the Registration
                     Statement on Form S-2 (File No. 33-14434)).

   4.14              Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, as amended and restated as of January 17, 1997, between Perini Corporation and State Street
                     Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.4 to
                     Amendment No. 1 to the Registration Statement on Form 8-A/A (File No. 001-06314)).

   4.15              Amendment dated March 29, 2000 to the Shareholder Rights Agreement (incorporated by reference to Exhibit
                     4.3 to Form 8-K filed on April 12, 2000).

   4.13              Exchange Agreement by and between Perini Corporation and The Union Labor Life Insurance
                     Company, acting on behalf of its Separate Account P, dated as of February 7, 2000
                     (incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 12, 2000).

   4.14              Exchange Agreement by and between Perini Corporation and PB Capital Partners, L.P., dated as of February 14, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April
                     12, 2000).

   4.15              Exchange Agreement by and between Perini Corporation and The Common Fund for Non-Profit
                     Organizations, dated as of February 14, 2000 (incorporated by reference to Exhibit 10.3 to
                     Form 8-K filed on April 12, 2000).

   4.16              Registration Rights Agreement by and among Perini Corporation, Tutor-Saliba Corporation,
                     Ronald N. Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of
                     Pittsburgh, Pa., BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for
                     Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P, dated as of March 29, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 12, 2000).

   4.17              Shareholders' Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N.
                     Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa.,
                     BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit
                     Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate
                     Account P, dated as of March 29, 2000 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 12, 2000).

   4.18              Form of Warrant to purchase an aggregate of 420,000 shares of common stock of Perini
                     Corporation, dated January 17, 1997 issued to former lenders of Perini Corporation
                     (incorporated by reference to Exhibit 4.13 to Form S-1 (File No. 333-111338)).

   4.19              Letter Agreement by and among Perini Corporation, Blum Capital Partners, L.P., PB Capital
                     Partners, L.P. and The Common Fund for Non-Profit Organizations, dated as of December 1,
                     2003 (incorporated by reference to Exhibit 4.14 to Form S-1 (File No. 333-111338)).

   4.20              Warrantholders Rights Agreement by and among Perini Corporation and the former lenders of
                     Perini Corporation, dated January 17, 1997 (incorporated by reference to Exhibit 4.15 to
                     Form S-1 (File No. 333-111338)).

   4.21              Securityholders Agreement by and among Perini Corporation, PB Capital Partners, L.P., The
                     Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit
                     Organizations, for the Account of its Equity Fund and the Initial Warrantholders (as defined therein), dated as of January 17, 1997 (incorporated by reference to Exhibit 4.16 to Form
                     S-1 (File No. 333-111338)).

   5.1               Opinion of Goodwin Procter LLP.*

   23.1              Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

   23.2              Consent of Deloitte & Touche LLP.*

   24.1              Powers of Attorney (included in the signature page of this Registration Statement).

   99.1              Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to
                     Exhibit D to the Company's Proxy Statement, filed with the Commission on April 21, 2004 pursuant to Section 14(a) of the Exchange Act).

_________________
* Filed herewith.